SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 21, 2005

NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)

601 Jefferson, Suite 3600 Houston, Texas (Address of principal executive offices)	77002 (Zip code)
Registrant’s telephone number, including area code: (713) 751-7507
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On November 21, 2005, Natural Resource Partners L.P. announced that it has closed an acquisition of coal reserves in Ohio and Pennsylvania for $29 million. The partnership paid $10 million in cash and funded the remainder of the acquisition through the use of its revolving credit facility. The acquisition consists of 179 million tons of coal reserves in three distinct areas: Southwest Pennsylvania, Central Pennsylvania and Ohio. A significant portion of the Southwest Pennsylvania property is leased to Consol, which is currently mining the Pittsburgh seam from the Enlow Fork mine. The Ohio and Central Pennsylvania reserves are under lease to other operators and will be mined in the future. The press release announcing the acquisition is attached to this Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
     99.1     Press Release dated November 21, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.
(Registrant)

By:	NRP (GP) LP its General Partner

By:	GP Natural Resource Partners LLC its General Partner

/s/ Wyatt L. Hogan

Wyatt L. Hogan
Vice President and General Counsel
Dated: November 21, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 21, 2005